UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	August 14, 2007

MEDecision, Inc.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	001-33191	23-2530889
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Lee Road, Chesterbrook Corporate Center Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 540-0202

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 14, 2007, John H. Capobianco resigned as the President and Chief Operating Officer of MEDecision, Inc. (the “Company”), and from the Company’s board of directors.  In connection with such resignation, the Company and Mr. Capobianco entered into a Separation Agreement and a Release and Non-Disparagement Agreement pursuant to which the Company agreed to accelerate the vesting of certain stock options previously granted to Mr. Capobianco, extend the post-termination exercise period of certain stock options that were previously granted to Mr. Capobianco, and provide other severance benefits consistent with Mr. Capobianco’s existing employment agreement.  Copies of the Separation Agreement and the Release and Non-Disparagement Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.  A copy of the press release announcing such resignation is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Separation Agreement dated August 14, 2007.
99.2	Release and Non-Disparagement Agreement dated August 14, 2007.
99.3	Press Release of MEDecision, Inc., issued on August 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDECISION, INC.
Date: August 17, 2007	By: /s/ Carl E. Smith Name: Carl E. Smith Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Separation Agreement dated August 14, 2007.
99.2	Release and Non-Disparagement Agreement dated August 14, 2007.
99.3	Press Release of MEDecision, Inc., issued on August 15, 2007.